UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026
SUNRISE REALTY TRUST, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41971	93-3168928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)
561-530-3315
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on August 5, 2026, Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), Southern Realty Trust Inc., a Maryland corporation (“SRT”), Sunrise Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and, solely for the limited purposes set forth in the Merger Agreement (as defined below), Sunrise Manager LLC, a Delaware limited liability company and the external manager of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms and subject to the conditions set forth in the Merger Agreement, SRT will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company.
On September 17, 2026, pursuant to the Merger Agreement, the Company’s Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, (i) increased the size of the Board to six directors and (ii) approved SRT’s designation of Howard Sudnow to serve on the Board as an independent director, effective as of the effective time of the Merger, which is expected to be in the fourth quarter of 2026 (the “Merger Effective Time”). Effective as of the Merger Effective time, Mr. Sudnow will serve on the Board until the 2027 annual meeting of SUNS stockholders and until his successor is duly elected and qualified or his earlier death, resignation or removal. Mr. Sudnow will be entitled to receive compensation payable to non-employee directors of SUNS. Mr. Sudnow has not been appointed to serve on any committee of the Board as of the date of this Current Report on Form 8-K.
A brief description of the qualifications and experiences of Mr. Sudnow is set forth below:
Mr. Sudnow, age 59, has over 30 years of capital markets experience, having held positions in investment banking, equity trading, and research sales. Mr. Sudnow is a Partner at MYST Advisors and prior to joining MYST, he was a Managing Director of Institutional Sales at Seaport Global. From 2013 to 2016, Mr. Sudnow served in a similar role at Sterne Agee. Prior to Sterne Agee, Mr. Sudnow worked at Think Equity Partners and at MSCI Barra, a Division of Morgan Stanley, overseeing Hedge Fund Sales. Mr. Sudnow received his MBA from The Wharton School of the University of Pennsylvania, and a BA from Franklin & Marshall College.
Mr. Sudnow has no family relationships with any of SUNS’ directors or executive officers, and is not a party to, and does not have any direct or indirect material interest in, any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: September 23, 2026
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